                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Air & Water Technologies Corporation:

  As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Registration Statement File No. 333-39115.

                                          Arthur Andersen LLP

Roseland, New Jersey

January 26, 1998